Exhibit 21.1

SMURFIT-STONE CONTAINER CORPORATION

SUBSIDIARIES OF THE COMPANY

Consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership

3083527 Nova Scotia Company	Canada	100%
605681 N.B. Inc.	Canada	100%
639647 British Columbia Ltd.	Canada	70%
Atlanta & Saint Andrews Bay Railroad Co.	Florida	100%
B.C. Shipper Supplies Ltd.	Canada	70%
Cameo Container Corporation	Illinois	100%
CCA de Baja California S.A. de C.V.	Mexico	100%
Celgar Investments, Inc.	British Virgin Islands	100%
Clayton Partners Ltd	Bermuda	100%
Dalton Paper Products, Inc.	Georgia	50%
Francobec Company	Canada	100%
Innovative Packaging Corp.	Delaware	100%
Lot 24D Redevelopment Corporation	Missouri	100%
MBI Limited	Canada	100%
ORPACK-Stone Corporation	Delaware	100%
Packaging Unlimited, Inc.	Delaware	100%
SLP Finance General Partnership	Canada	100%
SLP Finance I, Inc.	Delaware	100%
SLP Finance II, Inc.	Delaware	100%
SMBI Inc.	Delaware	100%
Smurfit Newsprint Corporation	Delaware	100%
Smurfit-MBI	Canada	100%
Smurfit-Stone Container Canada Inc.	Canada	100%
Smurfit-Stone PSC (Asia) Limited	Hong Kong	100%
Specialty Containers	Canada	70%
SSCC Lux I Sarl	Luxembourg	100%
SSCC Lux III Sarl	Luxembourg	100%
SSCC Lux VII Sarl	Luxembourg	100%
St. Laurent Display and Packaging Corp.	Canada	100%
St. Laurent I.P.C. Inc.	Canada	100%
Stone Connecticut Paperboard Properties, Inc.	Delaware	100%
Smurfit-Stone Container Enterprises, Inc.	Delaware	100%
Stone Container de Mexico S. de R.L. de C.V	Mexico	100%
Stone Container Finance Company of Canada	Canada	100%
Stone Container Finance Company of Canada II	Canada	100%
Stone Global, Inc.	Delaware	100%
Stone International Services Corporation	Delaware	100%
Stone Truepenny International, Inc.	British Virgin Islands	100%
Stone Venepal (Celgar) Pulp, Inc.	Canada	90%
Stone Waterfront LLC	Florida	100%
Timber Capital Holdings LLC	Delaware	100%
Timber Note Holdings LLC	Delaware	100%

Non-consolidated Subsidiaries	Organized Under the Laws of	Percentage Ownership

Aspamill Inc.	Canada	45%
Associated Paper Mills (Ontario) Limited	Canada	45%
Cascapedia Booming Co. Ltd.	Canada	50%
CIMIC Packaging Paper Co. Ltd.	British Virgin Islands	42.5%
Dongguan Stone Millennium Paper & Packaging Industries, Ltd.	China	50%
Dyne-A-Pak	Canada	45%
Groupement Forestier de Champlain Inc.	Canada	10%
Groveton Paper Board, Inc.	New Hampshire	36.7%
ICO, Inc.	Canada	42%
Innovative Fiber, LLC	Wisconsin	29%
Las Vegas Container LLC	Delaware	50%
Maritime Containers Ltd	Canada	35%
Maritime Paper Products Limited	Canada	35%
NewCorr Packaging Limited Partnership	Massachusetts	16.4%
NewCorr Realty LLC	Massachusetts	16.67%
PSJ Development LP	Delaware	50%
Qingdao Stone Millennium Paper & Packaging Industries, Ltd.	China	48.13%
Rollcraft Inc.	Canada	45%
Rosenbloom Group Inc.	Canada	45%
Schiffenhaus Californa LLC	Delaware	25%
Schiffenhaus Canada Inc.	Canada	33.33%
Serpac Containers Limited	Canada	49.5%
Shanghai Stone Millennium Paper & Packaging Industries Ltd.	China	47.5%
Smurfit/CIMIC Holdings Limited	Cayman Islands	42.5%
SSCE Funding, LLC	Delaware	100%
Stone Container (Hong Kong) Limited	British Virgin Islands	50%
Stone Container Japan Company, Ltd.	Japan	50%
Stone Millennium (China) Holdings, Ltd.	British Virgin Islands	50%
Stone Receivables Corporation	Delaware	100%
Suzhou Stone Millennium Packaging & Paper Industries, Co. Ltd.	China	48.13%
Trans-Seal Corporation	Japan	50%
Valores Universales S.A. de CV	Mexico	49%
Venepal S.A.C.A.	Venezuela	15.7%
Wakecon Associates (Partnership)	Massachusetts	50%
WCO Enterprises (Partnership)	Florida	50%
Zhejiang CIMIC Nanyang Paper Products Co., Ltd.	China	19.55%